Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254299

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 26, 2021)

       15,010,810 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,577,240 Shares of Common Stock

Tranche 1 Warrants to Purchase up to 9,294,022 Shares of Common Stock

Tranche 2 Warrants to Purchase up to 11,265,086 Shares of Common Stock

We are offering 15,010,810 shares of our common stock, $0.001 par value per share, accompanying common warrants to purchase up to 9,294,022 shares of our common stock (or pre-funded warrants to purchase up to 9,294,022 shares of our common stock in lieu thereof) (the Tranche 1 Warrants) and accompanying common warrants to purchase up to 11,265,086 shares of our common stock (or pre-funded warrants to purchase up to 11,265,086 shares of our common stock in lieu thereof) (the Tranche 2 Warrants) pursuant to this prospectus supplement and accompanying prospectus. The combined offering price for each share of common stock, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant is $5.38. The Tranche 1 Warrants have an exercise price of $5.38 per share of common stock or pre-funded warrant, are exercisable immediately and will expire subject to the terms under the Tranche 1 Warrant. The Tranche 2 Warrants have an exercise price of $8.877 per share of common stock or pre-funded warrant, are exercisable immediately and will expire five years from the date of issuance. See “Description of Pre-Funded Warrants and Warrants.” The shares of common stock, accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We are also offering, to certain investors that so choose, in lieu of shares of our common stock, pre-funded warrants to purchase up to 3,577,240 shares of our common stock at a combined offering price of $5.379 per pre-funded warrant, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant, which represents the per share combined offering price for the common stock, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant, less the $0.001 per share exercise price for each pre-funded warrant. The pre-funded warrants, accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants and the shares of common stock or pre-funded warrants issuable upon the exercise of the Tranche 1 Warrants and Tranche 2 Warrants.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VTGN.” On September 29, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $5.24 per share. There is no established public trading market for the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants on The Nasdaq Capital Market, on any other national securities exchange or any other nationally recognized trading system.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE OF COMMON STOCK, ACCOMPANYING TRANCHE 1 WARRANT AND ACCOMPANYING TRANCHE 2 WARRANT	PER PRE- FUNDED WARRANT, ACCOMPANYING TRANCHE 1 WARRANT AND ACCOMPANYING TRANCHE 2 WARRANT	TOTAL
Combined offering price	$5.38	$5.379	$100,000,131.76
Underwriting discounts and commissions (1)	$0.3228	$0.32274	$6,000,007.91
Proceeds to Vistagen Therapeutics, Inc. before expenses	$5.0572	$5.05626	$94,000,123.85

(1) See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the shares of common stock, the pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants is expected to be made on or about October 4, 2023.

Joint Book-Running Managers

Jefferies	Stifel	William Blair

Prospectus Supplement dated October 2, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus, or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

On June 6, 2023, we effected a reverse stock split of our issued and outstanding shares of common stock, at a ratio of 1-for-30 (the Reverse Split). All share and per share amounts in this prospectus supplement have been retroactively adjusted to account for the Reverse Split.

When we refer to “Vistagen,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Vistagen Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the availability of capital to satisfy our working capital requirements;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	our plans to develop and commercialize our product candidates, including, among other things, fasedienol (PH94B) as a potential acute treatment of anxiety for adults with social anxiety disorder (SAD), itruvone (PH10) as a potential treatment for adults with major depressive disorder (MDD) and other depression-related disorders, PH80 for vasomotor symptoms (hot flashes) due to menopause, premenstrual dysphoric disorder (PMDD) or migraine, PH15 for cognition improvement, PH284 for appetite-related disorders or AV-101 as a potential treatment of disorders involving the Central Nervous System (CNS);

●

our ability to initiate and complete necessary preclinical and clinical studies in accordance with applicable regulatory requirements to advance the development of our product candidates and for those studies to generate positive results;

●	economic, regulatory and political developments in the United States and foreign countries;

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the performance of our third-party contractors involved with the manufacture and production of our drug candidates for nonclinical and clinical development activities, contract research organizations and other third-party nonclinical and clinical development collaborators and regulatory service providers;

●	our ability to obtain and maintain intellectual property protection for our core assets, including product candidates;

●	the size of the potential markets for our product candidates and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidates for any indication once approved;

●

the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing in the markets we seek to enter on our own or with collaborators;

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the loss of key scientific, clinical and nonclinical development, regulatory, commercial, and/or management personnel, internally or from one of our third-party collaborators; contract manufacturing organizations, contract research organizations or other service providers

●	our ability to continue as a going concern;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our use of our existing cash and cash equivalents and the net proceeds from this offering, including the use thereof; and

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other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and those described under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” sections in this prospectus supplement that we believe could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement that we have authorized for use in connection with this offering. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the financial statements and the notes thereto incorporated by reference in this prospectus supplement and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file from time to time.

Overview

We are a clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression and other central nervous system (CNS) disorders. We are advancing therapeutics with the potential to be faster-acting and with fewer side effects and safety concerns than those currently available. Our pipeline includes six clinical-stage product candidates, including five investigational agents belonging to a new class of drugs known as pherines, in addition to AV-101, an oral prodrug of an antagonist of the glycine site of the N-methyl-D-aspartate receptor (NMDAR). Pherines are neuroactive nasal sprays with an innovative mechanism of action (MOA). They activate chemosensory neurons in the nasal cavity which selectively modulate key neural circuits in the brain without requiring systemic absorption or direct activity on neurons in the brain. AV-101 inhibits the activity of the ion channel of the NMDAR but does not block it, unlike approved NMDAR antagonists having significant side effects.

Our goal is to develop and commercialize, on our own or with strategic partners, a broad range of innovative therapies for neuropsychiatric, neurological and neuroendocrine disorders where current treatment options are inadequate to meet the medical needs of millions of patients in the U.S. and worldwide.

Our Product Candidates

Pherine Product Candidates

Five of our product candidates – fasedienol (PH94B), itruvone (PH10), PH15, PH80 and PH284 – belong to a new class of drug candidates referred to as pherines. Pherines are odorless and tasteless neuroactive nasal sprays with innovative proposed mechanisms of action that are differentiated from current standard of care. When administered in low microgram level doses to selectively engage chemosensory neurons in the nasal cavity, pherines induce rapid-onset pharmacological and behavioral benefits without requiring systemic absorption or direct activity on neurons in the brain. Specifically, each of our pherine product candidates is a distinct chemical entity that selectively modulate, directly or indirectly, particular areas of the brain, such as the limbic amygdala, hypothalamus, hippocampus, locus ceruleus, and/or prefrontal cortex, which we believe are involved with the pathophysiology of multiple different CNS disorders. We believe each of our pherine product candidates has the potential to be a differentiated therapy for one or more CNS disorders, including social anxiety disorder (fasedienol), major depressive disorder (itruvone), cognitive impairment caused by mental fatigue (PH15), vasomotor syndrome (hot flashes) due to menopause, premenstrual dysphoric disorder and migraine headaches (PH80) and wasting syndrome and appetite stimulation (cachexia) (PH284), all without requiring apparent systemic absorption, binding to classic abuse liability receptors or other neurons in the brain or steroidal hormone receptors.

Fasedienol Nasal Spray for Social Anxiety Disorder (SAD)

Fasedienol (PH94B) is a synthetic investigational pherine nasal spray from the androstane family in Phase 3 clinical development for the acute treatment of anxiety for adults with SAD. When administered intranasally in microgram doses, fasedienol activates receptors of peripheral nasal chemosensory neurons connected to subsets of neurons in the olfactory bulbs that, in turn, connect to neurons in the limbic amygdala involved in the pathophysiology of SAD, and potentially other anxiety and mood disorders. Fasedienol is pharmacologically active without requiring apparent systemic absorption or direct activity on neurons in the brain to achieve its rapid-onset and short duration of anxiolytic effects. We believe fasedienol has the potential to achieve these effects with significantly reduced risks of side effects and other safety concerns, such as potential drug-drug interactions, abuse, misuse and addiction, associated with certain other systemic pharmaceuticals that act directly on neurons in the brain and are sometimes prescribed for anxiety disorders.

The U.S. Food and Drug Administration (the FDA) has granted Fast Track designation for the development of fasedienol as a potential treatment for SAD.

Fasedienol PALISADE Phase 3 Program

PALISADE-1.  In May 2021, during the acute phase of the COVID-19 pandemic, we initiated PALISADE-1, a U.S. multi-center, randomized, double-blind, placebo-controlled, Phase 3 clinical study (PALISADE-1) designed to evaluate the efficacy, safety, and tolerability of the acute administration of fasedienol to relieve anxiety symptoms in adult patients with SAD during a simulated anxiety-provoking public speaking challenge, as measured using the patient-reported Subjective Units of Distress Scale (SUDS). Enrolled patients had a diagnosis of SAD and demonstrated marked social anxiety at enrollment, as evidenced by a baseline score on the Liebowitz Social Anxiety Scale (LSAS) of at least 70. We announced top line results from PALISADE-1 in July 2022. Although the safety and tolerability of fasedienol during PALISADE-1 was favorable and consistent with results from previously reported clinical trials, PALISADE-1 did not achieve its primary efficacy endpoint, as measured by change from baseline using the SUDS as compared to placebo. We believe the unexpected outcome in PALISADE-1, which was inconsistent with positive placebo-controlled Phase 2 studies and the statistically significant results of our PALISADE-2 Phase 3 clinical trial, may have been due to the extraordinary multifaceted impact of the acute phase of the COVID-19 pandemic, which introduced into the typical study dynamic significant and unprecedented logistical challenges and systemic variability.

PALISADE Open Label Study. The PALISADE Open Label Study (PALISADE OLS) was a large Phase 3, open-label safety trial conducted in a real world setting and designed to evaluate the long-term safety and tolerability of multiple, patient-tailored, of fasedienol in adults with SAD when they experienced social and performance stressors in their daily lives. Long-term administration of 3.2 µg of fasedienol, as-needed, up to four times per day, was generally safe and well-tolerated, with no new safety findings or trends identified, regardless of the number of doses administered by each subject (safety population: n=481). Headache was the most common treatment-emergent adverse event (TEAE) (17.0%); no other TEAE occurred in more than 5.0% of subjects, except for COVID-19 TEAEs (11.4%), which were not considered related to fasedienol. Over 30,000 doses of fasedienol were administered by patients during this study.

PALISADE-2.   In October 2021, near the end of the acute phase of the COVID-19 pandemic, we initiated our PALISADE-2 Phase 3 clinical trial (PALISADE-2). Like PALISADE-1, PALISADE-2 was a U.S. multi-center, randomized, double-blind, placebo-controlled, Phase 3 clinical study (PALISADE-1) designed to evaluate the efficacy, safety, and tolerability of the acute administration of fasedienol to relieve anxiety symptoms in adult patients with SAD during a simulated anxiety-provoking public speaking challenge, as measured using the patient-reported SUDS. Enrolled patients had a diagnosis of SAD and demonstrated marked social anxiety at enrollment, as evidenced by a baseline score on the LSAS of at least 70. After receiving top-line results from PALISADE-1 in July 2022, we paused ongoing recruitment and enrollment in PALISADE-2 to enable independent third-party biostatisticians to conduct an interim analysis of available data from the 141 subjects who were randomized up to the date it was paused. In September 2022, the independent third-party biostatisticians who conducted the interim analysis recommended that we continue PALISADE-2 as originally planned, without revealing to us any of the underlying data they had reviewed. However, for business reasons, we elected to extend our pause of PALISADE-2 pending our assessment of the then impending top-line results of the PALISADE OLS, the results of two SAD public speaking challenge studies, each with SUDS as the primary efficacy endpoint, being conducted by two peer companies, discussions with the FDA regarding the continuing acceptability of the LSAS as a primary efficacy endpoint in Phase 3 studies for the treatment of SAD, as well as a comprehensive assessment of the expense, time, statistical and regulatory implications and logistical challenges associated with resuming PALISADE-2. Following positive results from our PALISADE OLS, after learning that the two SAD public speaking challenge studies conducted by peer companies did not meet their primary efficacy endpoint as measured by the SUDS, and after positive discussions with the FDA in early 2023 regarding the continuing validity and reliability of the LSAS as a primary efficacy endpoint, for business reasons, we closed PALISADE-2 with 141 completed subjects rather than resume the study.

In early August 2023, we received and reported positive topline results from PALISADE-2 based on the 141 subjects who completed the trial. Our PALISADE-2 Phase 3 trial met its primary efficacy endpoint, the difference in mean SUDS scores during the public speaking challenge at baseline (Visit 2) and treatment (Visit 3) for subjects treated with fasedienol versus placebo at Visit 3.  Fasedienol-treated patients demonstrated a greater mean change from baseline (least-squares (LS) mean = -13.8) compared to placebo (LS mean = -8.0), for a statistically significant, and we believe clinically relevant, difference between groups of -5.8 (p=0.015).  The trial also met its secondary endpoint, demonstrating a statistically significant difference in the proportion of clinician-assessed responders between fasedienol and placebo as measured by the CGI-I.  Responders were identified as those who were rated ‘very much less anxious’ or ‘much less anxious’ and 37.7% of fasedienol-treated patients were rated as responders, as compared to 21.4% of those treated with placebo (p=0.033). The trial also met the important exploratory endpoint of the difference in the proportion of patient-assessed responders between fasedienol and placebo as measured by the PGI-C. Responders were identified as those who self-rated ‘very much less anxious’ or ‘much less anxious’ and 40.6% of fasedienol-treated patients were rated as responders, as compared to 18.6% of those treated with placebo (p=0.003). In addition, our PALISADE-2 trial also met the exploratory endpoint of the difference in the proportion of patients in each treatment group with a 20-point or greater improvement in patient-assessed SUDS score from baseline (Visit 2) to treatment (Visit 3). Of the fasedienol-treated patients, 35.7% demonstrated this statistically significant and clinically meaningful improvement in SUDS score, as compared to 18.6% in the placebo-treated group (p=0.020). Fasedienol was observed to be well-tolerated with no serious adverse events, and the adverse event (AE) profiles were comparable between fasedienol and placebo. Overall, no TEAEs, except for pyrexia in the placebo group (2.49%), was more prevalent than 2.0%.

Planned Fasedienol NDA-Enabling Development Program. We believe utilizing a public speaking challenge study design similar to PALISADE-2 provides the most efficient path forward to advance the clinical development of fasedienol as a potential acute treatment of anxiety for adult patients with SAD. Our PALISADE Phase 3 clinical development program is therefore intended to build on the positive top line results observed from our PALISADE-2 Phase 3 trial in SAD to enable a potential submission of a fasedienol U.S. New Drug Application (NDA).

To complement the positive topline results from PALISADE-2, we plan to launch two similar Phase 3 clinical trials in 2024, PALISADE-3 in the first half of 2024 and PALISADE-4 in the second half of 2024. Like PALISADE-2, both PALISADE-3 and PALISADE-4 will be multi-center, randomized, double-blind, placebo-controlled, Phase 3 clinical trials designed to evaluate the efficacy, safety, and tolerability of the acute administration of fasedienol to relieve anxiety symptoms in adult patients with SAD after a single dose of fasedienol during a simulated, anxiety-provoking public speaking challenge in a clinical setting, as measured using the patient-reported SUDS as the primary efficacy endpoint. Also, like PALISADE-2, both PALISADE-3 and PALISADE-4 will have an open-label extension for a period of up to 12-months. If successful, we believe either PALISADE-3 or PALISADE-4, together with PALISADE-2, may establish substantial evidence of effectiveness of fasedienol in support of a potential fasedienol NDA submission for the acute treatment of anxiety in adults with SAD with the FDA in the first half of 2026.

We are also planning to initiate a PALISADE Phase 2 re-dosing clinical trial (PALISADE Re-Dosing Trial) in the second half of 2024.  The PALISADE Re-Dosing Trial will be a multi-center, randomized, double-blind, placebo-controlled, clinical trial designed to evaluate repeated dosing of fasedienol in adult patients with SAD during a single simulated, anxiety-provoking public speaking challenge in a clinical setting. The PALISADE Re-Dosing Trial will consist of three different dosing arms, with an open-label extension for a period of up to 12-months.

As a potential future expansion of our PALISADE Phase 3 program for fasedienol in SAD, we may conduct additional clinical trials of fasedienol in adult and/or pediatric populations in a real-world setting over a multiple week period, with the LSAS for adult subjects or the LSAS-CA, which is the version of the LSAS we believe is suitable for use with subjects who are children or adolescents, as the primary efficacy endpoint.  If conducted, these studies will be part of our potential FEARLESS program for fasedienol and will be designed to build on results from a previous randomized, double-blind, placebo-controlled, Phase 2 real-world crossover study of fasedienol in SAD and exploratory efficacy observations measured by the LSAS in a large cohort of subjects in our PALISADE OLS.

Initiation of all planned clinical trials of fasedienol remains subject to FDA feedback of our proposed study designs.

Itruvone Nasal Spray for Major Depressive Disorder

Itruvone (PH10) is an odorless, tasteless synthetic investigational neuroactive pherine nasal spray from the pregnane family with an innovative potential MOA that is fundamentally differentiated from the MOA of all currently approved treatments for depression disorders. Itruvone neuroactive nasal spray is administered at microgram-level doses and is designed to engage and activate chemosensory neurons in the nasal cavity, which are connected to neural circuits in the brain that produce antidepressant effects. Unlike all currently approved oral antidepressants (ADs) and rapid-onset ketamine-based therapy, we believe itruvone does not require systemic absorption or direct activity on neurons in the brain to produce antidepressant effects without the side effects and safety concerns that may be associated with current antidepressants therapies.

In June 2023, we completed a small U.S. single-center, randomized, double-blinded, placebo-controlled Phase 1 clinical trial to investigate the safety and tolerability of itruvone in healthy adult subjects. The trial was designed to confirm the favorable safety profile of itruvone established in three previous clinical trials conducted in Mexico, including a positive randomized, double-blind, placebo-controlled Phase 2A study of itruvone in MDD, and facilitate our plan for Phase 2B clinical development of itruvone in the U.S. as a fast-acting monotherapy treatment for MDD. Positive data from this Phase 1 trial demonstrated that there were no reported treatment-related serious adverse events (SAEs) or discontinuations due to adverse events in the trial. Overall, itruvone was well-tolerated and continued to demonstrate a favorable safety profile.

The FDA has granted Fast Track designation for the development of itruvone as a potential treatment for MDD.

PH80 Nasal Spray for Women’s Health Disorders and Migraine

PH80 is an odorless, tasteless synthetic investigational pherine nasal spray with a novel, rapid-onset potential MOA that is fundamentally differentiated from the MOA of all currently approved treatments for vasomotor symptoms (hot flashes) due to menopause, premenstrual dysphoric disorder (PMDD), and other women’s health disorders and migraine headaches. PH80 activates chemosensory neurons in the nasal cavity connected to neural circuits that modulate the basal forebrain associated with the control of body temperature. Positive results from a previously unpublished exploratory randomized, double-blind, placebo-controlled Phase 2A study of PH80 for the acute treatment of vasomotor symptoms (hot flashes) due to menopause.  The Phase 2A study demonstrated a statistically significant reduction in the daily number of menopausal hot flashes compared to placebo at the end of the first week of treatment (p<.001), and the improvement was maintained through each treatment week until the end of the four-week treatment period. We are preparing to conduct studies necessary to submit a U.S. IND for Phase 2B clinical development of PH80 in the U.S. for the treatment of patients with moderate to severe vasomotor symptoms (hot flashes) due to menopause.

We recently reported positive results from a previously unreported randomized, double-blind, placebo-controlled Phase 2A clinical study of PH80 in an exploratory Phase 2A study for acute management of the symptoms of PMDD, including negative mood and physical and behavioral symptoms, in subjects with a regular menstrual cycle and at least a one-year history of PMDD. This Phase 2A study demonstrated a statistically significant improvement versus placebo in acute management of the symptoms of PMDD, including negative mood and physical and behavioral symptoms. The initial study visit occurred after the onset of symptoms. All subjects were administered placebo nasal spray and those who showed no symptom improvement were eligible to return for the second visit, which occurred after the onset of symptoms during the next menstrual cycle. At the second study visit, subjects were randomized to receive a single dose  of 0.9 µg PH80 nasal spray or placebo in the clinic. PH80 demonstrated statistically and clinically significant improvement versus placebo in symptoms of PMDD using the subject-rated Penn Daily Symptom Report (DSR) as early as Day 4 and continuing to Day 6. PH80 was well-tolerated with no SAEs. The most common SAE was headache, reported by 17% in the placebo group and 7% in the PH80 group. No other treatment-emergent SAE occurred more than once per subject.

In addition, PH80 initiates neural impulses in the olfactory bulb transmitted by pathways that affect the function of multiple structures in the brain, including the amygdala and hypothalamus, that have been linked to the pathology of migraine.

PH15 Nasal Spray for Cognitive and Psychomotor Performance and Improvement

PH15 is an odorless, tasteless synthetic investigational pherine nasal spray with a novel, rapid-onset potential MOA that is fundamentally differentiated from the MOA of all currently approved treatments to improve cognitive impairment caused by mental fatigue and potentially other disorders. We believe intranasal PH15 has the potential to improve cognitive and psychomotor performance and improvement of reaction time in individuals with mental fatigue. We are currently evaluating the path forward for PH15, including planning for studies we believe will be necessary to submit a U.S. IND for further Phase 2 clinical development of PH15 in the U.S., on our own or with collaborators, including the appropriate indication for demonstrating improvement of cognitive function.

PH284 Nasal Spray for Cachexia

PH284 is an odorless, tasteless synthetic investigational pherine nasal spray with a novel, rapid-onset potential MOA that is fundamentally differentiated from the MOA of all currently approved treatments for the loss of appetite associated with chronic disorders such as cancer. Cachexia is a serious but under-recognized consequence of many chronic diseases with body mass loss of >10% and a prevalence of 5 to 15%. We believe PH284 may have therapeutic potential for improving subjective feelings of hunger in patients with cachexia.  We are currently evaluating the path forward for PH284, including planning for studies we believe will be necessary to submit a U.S. IND for further Phase 2 clinical development of PH15 for the treatment of cachexia, on our own or with collaborators, including the appropriate patient populations for demonstrating an increase in appetite and weight gain.

AV-101 for Neurological Disorders

AV-101 (4-Cl-KYN) is a novel, oral prodrug that targets the NMDAR (N-methyl-D-aspartate receptor), an ionotropic glutamate receptor in the brain. Abnormal NMDAR function is associated with numerous CNS diseases and disorders. The active metabolite of AV-101, 7-chloro-kynurenic acid (7-Cl-KYNA), is a potent and selective full antagonist of the glycine binding site of the NMDAR that inhibits the function of the NMDAR. Unlike ketamine and many other NMDAR antagonists, 7-Cl-KYNA is not an ion channel blocker. In clinical and nonclinical testing completed to date, AV-101 has demonstrated good oral bioavailability and an excellent pharmacokinetic (PK) profile. No binding of AV-101 or 7-Cl-KYNA to off-site targets was identified by an extensive receptor screening study. Moreover, in all clinical trials completed to date, AV-101 has been safe and very well-tolerated with no psychological side effects or safety concerns and no treatment-related serious adverse events that are often observed with classic channel-blocking NMDAR antagonists such as ketamine and amantadine. Nonclinical results also indicate that chronic administration of 4-Cl-KYN induces hippocampal neurogenesis, a hallmark of drugs that have anti-depressive effects, and increases endogenous levels of KYNA, which also is a functional NMDAR glycine site antagonist.

Based on observations and findings from preclinical studies, we believe AV-101 has the potential to become a new oral treatment alternative for one or more CNS disorders, including levodopa-induced dyskinesia, neuropathic pain, seizures, MDD, and suicidal ideation. We are currently assessing a potential path forward for Phase 2A clinical development of AV-101, on our own or with collaborators, as a treatment for levodopa-induced dyskinesia associated with Parkinson’s disease therapy and possibly one or more additional neurological disorders involving the NMDAR receptor.

The FDA has granted Fast Track designation for the development of AV-101 as a potential adjunctive treatment for MDD and as a non-opioid treatment for neuropathic pain.

Reverse Stock Split

On June 6, 2023, we effected a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio of 1-for-30 (the Reverse Split). All share and per share amounts in this prospectus supplement have been retroactively adjusted to account for the Reverse Split.

ATM Sales

Between June 30, 2023 and September 14, 2023, we have sold an aggregate of 4,137,077 shares of our common stock under our Open Market Sale Agreement SM for our at-the-market offering (ATM) program with Jefferies LLC (Jefferies) for aggregate gross proceeds of approximately $36.2 million. We may sell additional shares of our common stock from time to time under our ATM program.

Corporate Information

Vistagen Therapeutics, Inc., a Nevada corporation, is the parent of Pherin Pharmaceuticals, Inc., a Delaware corporation, and Vistastem, Inc., a wholly owned California corporation. Our principal executive offices are located at 343 Allerton Avenue, South San Francisco, California 94080, and our telephone number is (650) 577-3600. Our website address is www.vistagen.com.

Our website address is www.vistagen.com. The information contained in, or accessible through, our website does not constitute part of this prospectus supplement. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	15,010,810 shares.

Pre-funded warrants offered by us	We are also offering, in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase up to 3,577,240 shares of our common stock. The purchase price of each pre-funded warrant is equal to the price per share of our common stock at which the shares of our common stock are being sold in this offering, minus $0.001, the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Pre-Funded Warrants and Warrants—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Warrants offered by us	We are also offering Tranche 1 Warrants to purchase up to 9,294,022 shares of our common stock (or pre-funded warrants to purchase up to 9,294,022 shares of our common stock in lieu thereof) and Tranche 2 Warrants to purchase up to 11,265,086 shares of our common stock (or pre-funded warrants to purchase up to 11,265,086 shares of our common stock in lieu thereof). The shares of our common stock and the pre-funded warrants are each being sold together with Tranche 1 Warrants and Tranche 2 Warrants. The Tranche 1 Warrants have an exercise price of $5.38 per share of common stock or pre-funded warrant, are exercisable immediately and will expire subject to the terms under the Tranche 1 Warrant. The Tranche 2 Warrants have an exercise price of $8.877 per share of common stock or pre-funded warrant, are exercisable immediately and will expire five years from the date of issuance. See “Description of Pre-Funded Warrants and Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock or pre-funded warrants issuable upon the exercise of such Tranche 1 Warrants and Tranche 2 Warrants.

Common stock to be outstanding immediately after this offering	22,885,961 shares. The number of shares of common stock outstanding after this offering assumes no exercise of the pre-funded warrants, Tranche 1 Warrants or Tranche 2 Warrants offered hereby.

Use of proceeds

We currently intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, for research, development, manufacturing and regulatory expenses associated with development of our product candidates, including, primarily, our PALISADE Phase 3 development program for fasedienol for the acute treatment of anxiety in adults with SAD, and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-12.

Market for the common stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “VTGN.” There is no public trading market for the pre-funded warrants, the Tranche 1 Warrants or Tranche 2 Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants on any securities exchange or other trading system. Without a trading market, the liquidity of the pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants will be extremely limited. See “Description of Pre-Funded Warrants and Warrants” for additional information.

Risk factors

You should read the “Risk Factors” section of this prospectus supplement beginning on page S-10, page 7 of the accompanying prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended March 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of our common stock to be outstanding immediately following this offering as shown above is based on 7,875,151 shares outstanding as of June 30, 2023, and, unless otherwise indicated, excludes the following securities:

●	45,686 shares of common stock that have been reserved for issuance upon exercise of outstanding warrants, with a weighted average exercise price of $16.87 per share;

●

712,555 registered shares of common stock reserved for issuance upon exercise of outstanding stock options under our Amended and Restated 2016 Stock Incentive Plan and our Amended and Restated 2019 Omnibus Equity Incentive Plan (2019 Plan), with a weighted average exercise price of $37.23 per share;

●	169,240 registered shares of common stock reserved for future issuance in connection with future grants under our 2019 Plan;

●	21,651 shares of common stock reserved for future issuance in connection with future sales under our 2019 Employee Stock Purchase Plan;

●	4,137,077 shares of common stock sold under our ATM program since June 30, 2023; and

●	24,136,348 shares of common stock issuable upon exercise of the pre-funded warrants, Tranche 1 Warrants and Tranche 2 Warrants issued in this offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants and/or options described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

Risks Related to this Offering

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings (including under our ATM program), debt financings and license and collaboration agreements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, intellectual property, potential future revenue streams, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product candidate development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase shares of common stock, pre-funded warrants or warrants in this offering, you will suffer immediate dilution of your investment.

The price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock or pre-funded warrants in this offering, and the accompanying Tranche 1 Warrants and the accompanying Tranche 2 Warrants in each case, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent outstanding options are exercised or shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units, you will incur further dilution. Based on an offering price of $5.38 per share of common stock and the accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants, you will experience immediate dilution of $0.95 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares of common stock or pre-funded warrants, and the accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants in each case, in this offering.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

There is no public market for the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants being offered in this offering.

There is no public trading market for the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants will be limited. See “Description of Pre-Funded Warrants and Warrants.”

The pre-funded warrants, Tranche 1 Warrants and Tranche 2 Warrants are speculative in nature.

The pre-funded warrants, Tranche 1 Warrants and Tranche 2 Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may exercise their right to acquire the common stock and pay an exercise price per share equal to $0.001, subject to certain adjustments, and holders of the Tranche 1 Warrants and Tranche 2 Warrants may exercise their right to acquire the common stock (or pre-funded warrants in lieu thereof) and pay an exercise price equal to $5.38 and $8.877, respectively, subject to certain adjustments, without expiration in the case of the pre-funded warrants and subject to the terms under the Tranche 1 Warrant and Tranche 2 Warrant, after which date any unexercised Tranche 1 Warrants or Tranche 2 Warrants will expire and have no further value. See “Description of Pre-Funded Warrants and Warrants.” Moreover, following this offering, the market value of the pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants if any, is uncertain and there can be no assurance that the market value of the pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants will equal or exceed their imputed offering price. The pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our common stock will ever equal or exceed the respective exercise prices of the Tranche 1 Warrants and the Tranche 2 Warrants, and, consequently, it may not ever be profitable for holders of the Tranche 1 Warrants and the Tranche 2 Warrants to exercise the warrants.

The Tranche 1 Warrants and the Tranche 2 Warrants being offered may not have value.

The Tranche 1 Warrants being offered by us in this offering have an exercise price of $5.38 per share of common stock or pre-funded warrant, subject to certain adjustments, and expire subject to the terms under the Tranche 1 Warrant, after which date any unexercised Tranche 1 Warrants will expire and have no further value. In addition, the Tranche 2 Warrants being offered by us in this offering have an exercise price of $8.877 per share of common stock or pre-funded warrant, subject to certain adjustments, and expire five years from the date of issuance, after which date any unexercised Tranche 2 Warrants will expire and have no further value.  In the event that the market price of our common stock does not exceed the exercise price of the Tranche 1 Warrants and/or Tranche 2 Warrants during the period when they are exercisable, the Tranche 1 Warrants and/or Tranche 2 Warrants may not have any value.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

We may not receive any additional funds upon the exercise of the Tranche 2 Warrants.

The Tranche 2 Warrants may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the applicable Tranche 2 Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Tranche 2 Warrants.

Holders of the pre-funded warrants, Tranche 1 Warrants and Tranche 2 Warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants, Tranche 1 Warrants or Tranche 2 Warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants, Tranche 1 Warrants or Tranche 2 Warrants acquire shares of our common stock upon exercise of such warrants into shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, Tranche 1 Warrants or Tranche 2 Warrants. Upon exercise of the Tranche 1 Warrants, Tranche 2 Warrants or pre-funded warrants into shares of our common stock, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants, Tranche 1 Warrants and/or Tranche 2 Warrants that they hold.

A holder of the pre-funded warrants, Tranche 1 Warrants and/or Tranche 2 Warrants will not be entitled to exercise any portion of any pre-funded warrant, Tranche 1 Warrant and/or Tranche 2 Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock immediately after giving effect to the exercise. As a result, you may not be able to exercise your pre-funded warrants, Tranche 1 Warrants and/or Tranche 2 Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants, Tranche 1 Warrants and/or Tranche 2 Warrants to realize value (or in the case of the Tranche 1 Warrants and Tranche 2 Warrants, exercise such warrants into pre-funded warrants), but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Pre-Funded Warrants and Warrants.”

We may be subject to securities litigation, class action and derivative lawsuits, which could result in substantial costs and could divert management attention away from other business concerns.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources from other business concerns, which could seriously harm our business. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants in connection with any indebtedness we or our subsidiaries may incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $93.5 million, based on the offering price of $5.38 per share of common stock, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant, and $5.379 per pre-funded warrant, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant (which equals the offering price of the common stock, accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants less the $0.001 per share exercise price of each such pre-funded warrant), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants issued pursuant to this offering.

We currently intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, for research, development, manufacturing and regulatory expenses associated with development of our product candidates, including, primarily, our PALISADE Phase 3 development program for fasedienol for the acute treatment of anxiety in adults with SAD, and for other working capital and general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors. As a result, our management will have broad discretion in applying the net proceeds from this offering. Pending other uses, we intend to invest our proceeds from this offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

●	on an actual basis;
●

on a pro forma basis giving effect to the sale and issuance of 4,137,077 shares of common stock under ATM program with Jefferies subsequent to June 30, 2023, for aggregate gross proceeds of approximately $36.2 million; and

●	on a pro forma as adjusted basis to reflect: (i) the pro forma adjustments set forth above, (ii) the sale and issuance of 15,010,810 shares of common stock, accompanying Tranche 1 Warrants to purchase up to 9,294,022 shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Tranche 2 Warrants to purchase up to 11,265,086 shares of common stock (or pre-funded warrants in lieu thereof) in this offering at a combined offering price of $5.38 per share of common stock, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant and (iii) the sale and issuance of pre-funded warrants to purchase up to 3,577,240 shares of common stock, accompanying Tranche 1 Warrants to purchase up to 9,294,022 shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Tranche 2 Warrants to purchase up to 11,265,086 shares of common stock (or pre-funded warrants in lieu thereof) in this offering at a combined offering price of $5.379 per pre-funded warrant, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant (which equals the price per share at which the shares of common stock, accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants are being sold in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2023
(amounts in dollars and in thousands, except share and per share amounts)	Actual	Pro Forma (1)	Pro Forma As Adjusted (1)(2)
Cash and cash equivalents	$9,622	$44,748	138,248

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares outstanding, actual, pro forma and pro forma, as adjusted	$–	$–	$–
Common stock, $0.001 par value, 325,000,000 shares authorized; 7,879,673 shares issued, actual; 12,016,750 shares issued, pro forma; 30,604,800 shares issued, pro forma as adjusted	8	12	31
Additional paid-in capital	344,564	379,686	473,167
Treasury stock, at cost, 4,522 shares, actual, pro forma and pro forma as adjusted	(3,968)	(3,968)	(3,968)
Accumulated deficit	(333,755)	(333,755)	(333,755)
Total stockholders’ equity	$6,849	$41,975	$135,475
Total capitalization	$6,849	$41,975	$135,475

(1)	Assumes 4,137,077 shares of common stock sold under our ATM program since June 30, 2023.

(2)	Assumes all originally issued pre-funded warrants in this offering have been exercised into common stock.

Except as disclosed herein, the foregoing tables and calculations are based on 7,875,151 shares of our common stock outstanding as of June 30, 2023, and excludes:

●	45,686 shares of common stock reserved for issuance upon exercise of outstanding warrants, with a weighted average exercise price of $16.87 per share;

●

712,555 registered shares of common stock reserved for issuance upon exercise of outstanding stock options under our Amended and Restated 2016 Stock Incentive Plan and our 2019 Plan, with a weighted average exercise price of $37.23 per share;

●	169,240 registered shares of common stock reserved for future issuance in connection with future grants under our 2019 Plan;

●	21,651 shares of common stock reserved for future issuance in connection with future sales under our 2019 Employee Stock Purchase Plan;

●	4,137,077 shares of common stock sold under our ATM program since June 30, 2023; and

●	24,136,348 shares of common stock issuable upon exercise of the pre-funded warrants, Tranche 1 Warrants and Tranche 2 Warrants issued in this offering.

The number of shares of common stock outstanding after this offering also assumes no exercise of the outstanding warrants and/or options described above.

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the effective offering price per share of common stock included in the shares of common stock and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2023 was approximately $6.85 million, or $0.87 per share. Our net tangible book value represents our total assets, excluding intangible assets, less our total liabilities, divided by the number of shares of common stock outstanding on June 30, 2023.

Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2023, after giving effect to the sale and issuance of 4,137,077 shares of common stock under our ATM program subsequent to June 30, 2023, for aggregate gross proceeds of approximately $36.2 million.

After further giving effect to (i) the pro forma adjustment described above, (ii) the sale and issuance of 15,010,810 shares of common stock, accompanying Tranche 1 Warrants to purchase up to 9,294,022 shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Tranche 2 Warrants to purchase up to 11,265,086 shares of common stock (or pre-funded warrants in lieu thereof) in this offering at a combined offering price of $5.38 per share of common stock, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant, and (iii) the sale and issuance of pre-funded warrants to purchase up to 3,577,240 shares of common stock, accompanying Tranche 1 Warrants to purchase up to 9,294,022 shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Tranche 2 Warrants to purchase up to 11,265,086 shares of common stock (or pre-funded warrants in lieu thereof) in this offering at a combined offering price of $5.379 per pre-funded warrant, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant (which equals the price per share at which the shares of common stock, accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants are being sold in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of June 30, 2023 would have been approximately $135.5 million, or $4.43 per share. This represents an immediate increase in net tangible book value of $0.93 per share to existing stockholders and immediate dilution of $0.95 per share to investors purchasing shares of common stock or pre-funded warrants and the accompanying Tranche 1 Warrants and Tranche 2 Warrants, in each case, in this offering at the offering price. For the purposes of the foregoing paragraph, you should assume that all originally issued pre-funded warrants in this offering have been exercised into common stock.

The following table illustrates the dilution in net tangible book value per share to new investors:

Offering price per share of common stock, accompanying Tranche 1 Warrant and accompanying Tranche 2 Warrant:		$5.38
Net tangible book value per share as of June 30, 2023	$0.87
Pro forma increase in net tangible book value per share attributable to the sale and issuance of shares of common stock pursuant to ATM program sales subsequent to June 30, 2023 (1)	$2.62
Pro forma net tangible book value per share as of June 30, 2023 (1)	$3.49
Increase in pro forma as adjusted net tangible book value per share after this offering (1)(2)	$0.93
Pro forma as adjusted net tangible book value per share after this offering (1)(2)		$4.43
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering (1)(2)		$0.95

(1)	Assumes 4,137,077 shares of common stock sold under our ATM program since June 30, 2023.

(2)	Assumes all originally issued pre-funded warrants in this offering have been exercised into common stock.

Except as disclosed herein, the foregoing tables and calculations are based on 7,875,151 shares of our common stock outstanding as of June 30, 2023, and excludes:

●	45,686 shares of common stock reserved for issuance upon exercise of outstanding warrants, with a weighted average exercise price of $16.87 per share;

●

712,555 registered shares of common stock reserved for issuance upon exercise of outstanding stock options under our Amended and Restated 2016 Stock Incentive Plan and our 2019 Plan, with a weighted average exercise price of $37.23 per share;

●	169,240 registered shares of common stock reserved for future issuance in connection with future grants under our 2019 Plan;

●	21,651 shares of common stock reserved for future issuance in connection with future sales under our 2019 Employee Stock Purchase Plan;

●	4,137,077 shares of common stock sold under our ATM program since June 30, 2023; and

●	24,136,348 shares of common stock issuable upon exercise of the pre-funded warrants, Tranche 1 Warrants and Tranche 2 Warrants issued in this offering.

The number of shares of common stock outstanding after this offering also assumes no exercise of the outstanding warrants and/or options described above.

To the extent that outstanding options or warrants have been or are exercised or other shares are issued, including pursuant to our ATM program with Jefferies, existing stockholders could experience further dilution. We intend to raise additional capital through the issuance of additional equity in public or private offerings, or non-dilutive strategic partners, or any combination of the above. We may also choose to raise capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our operating plans in the future. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities would result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently expect to retain all available funds and future earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any future financing instruments, provisions of applicable law and other factors our Board of Directors deems relevant.

DESCRIPTION OF PRE-FUNDED WARRANTS AND WARRANTS

Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form. The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, which will be filed as an exhibit to a Current Report on Form 8-K, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability. The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitations. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may elect, prior to issuance of its pre-funded warrant, to include a provision in such holder’s pre-funded warrant that will permit such holder to elect to increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Tranche 1 Warrants

The following is a brief summary of certain terms and conditions of the Tranche 1 Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Tranche 1 Warrants.

Form. The Tranche 1 Warrants will be issued as individual warrant agreements to the investors. You should review the form of Tranche 1 Warrants, which will be filed as an exhibit to a Current Report on Form 8-K, for a complete description of the terms and conditions applicable to the Tranche 1 Warrants.

Exercisability. The Tranche 1 Warrants are exercisable at any time after their original issuance and will expire 60 days after the later of (i) the date on which we first publicly disclose, whether by press release or Form 8-K filing, the top-line data for our PALISADE-3 study and (ii) the date on which we first publicly disclose, whether by press release or Form 8-K filing, the top-line data for our PALISADE-4 study. The Tranche 1 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock or pre-funded warrants purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may if and only if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock or pre-funded warrants to the holder, then in its sole discretion, elect to exercise the Tranche 2 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock or pre-funded warrants determined according to the formula set forth in the Tranche 1 Warrant. No fractional shares of common stock or pre-funded warrants will be issued in connection with the exercise of a Tranche 1 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitations. A holder will not have the right to exercise any portion of the Tranche 1 Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche 1 Warrant. However, any holder may elect, prior to issuance of its Tranche 1 Warrant, to include a provision in such holder’s Tranche 1 Warrant that will permit such holder to elect to increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of our common stock or pre-funded warrants purchasable upon the exercise of the Tranche 1 Warrants is $5.38 per share of common stock or pre-funded warrant. The exercise price of the Tranche 1 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Tranche 1 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the Tranche 1 Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Tranche 1 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Tranche 1 Warrants will be entitled to receive upon exercise of the Tranche 1 Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Tranche 1 Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Tranche 1 Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Tranche 1 Warrant.

Tranche 2 Warrants

The following is a brief summary of certain terms and conditions of the Tranche 2 Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Tranche 2 Warrants.

Form. The Tranche 2 Warrants will be issued as individual warrant agreements to the investors. You should review the form of Tranche 2 Warrants, which will be filed as an exhibit to a Current Report on Form 8-K, for a complete description of the terms and conditions applicable to the Tranche 2 Warrants.

Exercisability. The Tranche 2 Warrants are exercisable at any time after their original issuance and will expire on the five year anniversary of the original issuance. The Tranche 2 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock or pre-funded warrants purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Tranche 2 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock or pre-funded warrants determined according to the formula set forth in the Tranche 2 Warrant. No fractional shares of common stock or pre-funded warrants will be issued in connection with the exercise of a Tranche 2 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitations. A holder will not have the right to exercise any portion of the Tranche 2 Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche 2 Warrant. However, any holder may elect, prior to issuance of its Tranche 2 Warrant, to include a provision in such holder’s Tranche 2 Warrant that will permit such holder to elect to increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of our common stock or pre-funded warrant purchasable upon the exercise of the Tranche 2 Warrants is $8.877 per share of common stock or pre-funded warrant. The exercise price of the Tranche 2 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Tranche 2 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the Tranche 2 Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Tranche 2 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Tranche 2 Warrants will be entitled to receive upon exercise of the Tranche 2 Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Tranche 2 Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Tranche 2 Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Tranche 2 Warrant.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and Jefferies LLC, Stifel, Nicolaus & Company, Incorporated, and William Blair & Company, L.L.C., as the representatives of the underwriters (the Representatives) named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock, the number of pre-funded warrants and accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants shown opposite its name below:

		Number	Number	Number
	Number	of Pre-	of	of
	of Shares	Funded	Tranche 1	Tranche 2
Underwriters	of Common Stock	Warrants	Warrants	Warrants
Jefferies LLC	8,255,946	1,967,482	5,111,712	6,195,797
Stifel, Nicolaus & Company, Incorporated	4,127,973	983,741	2,555,856	3,097,899
William Blair & Company, L.L.C.	2,626,891	626,017	1,626,454	1,971,390
Total	15,010,810	3,577,240	9,294,022	11,265,086

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants, and the accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants, if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock and pre-funded warrants, and the accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants, subject to their acceptance of the shares of common stock and pre-funded warrants, and the accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants, from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and pre-funded warrants, and the accompanying Tranche 1 Warrants and accompanying Tranche 2 Warrants, at a combined offering price set forth on the cover page of this prospectus supplement, and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.193680 per share of common stock and related warrants. After the offering, the combined offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the combined offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

Per Pre-
Funded
	Per Share and	Warrant and
	Accompanying	Accompanying
	Tranche 1	Tranche 1
	Warrant and	Warrant and
	Accompanying	Accompanying
	Tranche 2	Tranche 2
	Warrant	Warrant	Total
Combined offering price	$5.38	$5.379	$100,000,131.76
Underwriting discounts and commissions paid by us	$0.3228	$0.32274	$6,000,007.91
Proceeds to us, before expenses	$5.0572	$5.05626	$94,000,123.85

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We have also agreed to reimburse the underwriters for certain expenses incurred in connection with the offering in an amount up to $15,000.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “VTGN.”  The pre-funded warrants, the Tranche 1 Warrants and the Tranche 2 Warrants will not be listed on any national securities exchange. There is no public trading market for the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants, the Tranche 1 Warrants or the Tranche 2 Warrants on any securities exchange or other trading system. Without a trading market, the liquidity of the pre-funded Warrants, Tranche 1 Warrants and Tranche 2 Warrants will be extremely limited.

No Sales of Similar Securities

Pursuant to the underwriting agreement, we have agreed that for a period of 90 days following the pricing of the offering, and subject to certain customary exceptions, not to (i) sell, offer to sell, contract to sell or lend any shares of our common stock or related securities; (ii) effect any short sale or establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any shares of our common stock or related securities; (iii) pledge, hypothecate or grant any security interest in any shares of our common stock or related securities; (iv) in any other way transfer or dispose of any shares of our common stock or related securities; (v) enter into any swap, hedge or similar arrangement; (vi) announce the offering of any shares of our common stock or related securities, (vii) submit or file any registration statement under the Securities Act in respect of any shares of our common stock or related securities (other than as contemplated by the underwriting agreement with respect to the common stock and pre-funded warrants, or except for registration statements on Form S-8 with respect to any and all shares of our common stock or related securities to be issued pursuant to any employee benefit plans); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction; or (ix) publicly announce the intention to do any of the foregoing, in each case without the prior written consent of Jefferies LLC and Stifel, Nicolaus & Company, Incorporated.

The restrictions described in the immediately precedent paragraph do not apply to us with respect to (a) the shares of our common stock and pre-funded warrants to be sold in this offering; (b) the issuance of shares of common stock, options or warrants or other equity awards to acquire shares of common stock, pursuant to any stock option, stock bonus or other stock plan or arrangement described herein; (c) the issuance of shares of common stock upon exercise of any such options, warrants or other equity awards to acquire shares of common stock; (d) the issuance of shares of common stock upon exercise of options, warrants or other equity awards to acquire shares of common stock described herein as outstanding; and (e) pursuant to our ATM program, provided no shares may be issued under such program for the first 30 calendar days after the date of this prospectus supplement.

Pursuant to certain “lock-up” agreements, our directors and executive officers have agreed that, for a period of 90 days from the date of this prospectus supplement, they will not, subject to certain customary exceptions, sell or offer to sell any of our securities currently or hereafter owned, enter into any swap, make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any of our securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or publicly announce any intention to do any of the foregoing without the prior written consent of Jefferies and Stifel, Nicolaus & Company, Incorporated.

Notwithstanding the foregoing, the securityholder may transfer shares of common stock: (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the securityholder or a family member of the securityholder; (iii) if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the securityholder or (b) in distributions of shares of common stock or any security convertible into or exercisable for shares of common stock to limited partners, limited liability company members or stockholders of the securityholder; (iv) if the securityholder is a trust, to the beneficiary of such trust; or (v) by testate succession or intestate succession; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) any such transferee executes and delivers to the representatives a lock-up agreement and (z) no public disclosure nor any filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.

In addition, the foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a Plan) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the securityholder’s shares of common stock shall be made pursuant to such a Plan prior to the expiration of the lock-up period, and such Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the securityholder, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by the securityholder, us or any other person, prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock and warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we entered into the ATM program pursuant to which we are able to offer and sell shares of our common stock through Jefferies in an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock and warrants offered hereby. Any such short positions could adversely affect future trading prices of the common stock and warrants offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of common stock, pre-funded warrants, Tranche 1 Warrants or Tranche 2 Warrants (collectively, the Securities) in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the Securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing the Securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●

the purchaser is entitled under applicable provincial securities laws to purchase the Securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

●	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

●	where required by law, the purchaser is purchasing as principal and not as agent, and

●	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these Securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of the Securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Securities in their particular circumstances and about the eligibility of the Securities for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no Securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that Securities may be offered to the public in that Relevant State at any time:

●	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

●

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Securities to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the Securities described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Securities has been or will be

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the Securities to the public in France.

Such offers, sales and distributions will be made in France only:

●

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

No Securities have been offered or sold, and no Securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (SFO) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the Securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the Securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the Securities will be required, and is deemed by the acquisition of the Securities, to confirm that he is aware of the restriction on offers of the Securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any Securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the Securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriter, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the Initial Purchaser will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired Securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the United Kingdom

No Securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Securities which has been approved by the Financial Conduct Authority, except that the Securities may be offered to the public in the United Kingdom at any time:

●	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative; or

●	in any other circumstances falling within Section 86 of the Financial Services and Market Act 2000 (the FSMA),

provided that no such offer of the Securities shall require the Company or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directly only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order; and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Securities in the United Kingdom within the meaning of the FSMA.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois. The underwriters are being represented in connection with this offering by Cooley LLP, San Francisco, California. The validity of the securities offered hereby will be passed upon for us by Woodburn and Wedge, Reno, Nevada.

EXPERTS

WithumSmith+Brown, PC (Withum) our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement. The report for Vistagen Therapeutics, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our common stock is registered with the SEC under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC at www.sec.gov.

We maintain a website at www.vistagen.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at the website of the SEC referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended March 31, 2023, filed on June 28, 2023;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed on August 10, 2022;

●	our Definitive Proxy Statement on Schedule 14A, filed on July 28, 2023;

●

our Current Reports on Form 8-K, filed on April 6, 2023, April 19, 2023, June 1, 2023, June 6, 2023, June 7, 2023, June 13, 2023, June 21, 2023, June 23, 2023, July 7, 2023, July 13, 2023, July 18, 2023, August 22, 2023, September 8, 2023 (excluding any information furnished in such report under Items 2.02 and 7.01), September 13, 2023, September 29, 2023 and October 2, 2023; and

●

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Securities Act) on May 3, 2016, including any amendment or report filed with the Commission for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94080

(650) 577-3600

This prospectus supplement is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

BASE PROSPECTUS

$250,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

From time to time, we may offer and sell, in one or more offerings, up to approximately $250 million of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including applicable anti-dilution provisions, if any. Any warrants sold hereunder may be exercisable for shares of our common stock, shares of our preferred stock and/or units. Any units sold hereunder will represent an interest in two or more other securities, which may or may not be separable from one another. The shares of our common stock that may become issuable from time to time upon the exercise of our Series A1 Warrants and upon conversion of shares of Series D Preferred (each as defined herein) are also being offered pursuant to this prospectus.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VTGN.” On March 12, 2021, the closing price of our common stock on the Nasdaq Capital Market was $2.35 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of March 10, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $308,181,800, which was calculated in accordance with General Instruction I.B.1 of Form S-3, based on 143,340,410 shares of outstanding common stock held by non-affiliates, at a price per share of $2.15, the closing sale price of our common stock reported on the Nasdaq Capital Market on March 10, 2021.

Our business and investing in our securities involve significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 7 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2021

VISTAGEN THERAPEUTICS, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the SEC), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered from time-to-time. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus and any accompanying prospectus supplement, including the section titled “Risk Factors” on page 7, before deciding whether to purchase our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Vistagen,” “Company,” “we,” “us,” “our,” refer to Vistagen Therapeutics, Inc.

Overview

We are a clinical-stage biopharmaceutical company committed to developing and commercializing differentiated new generation medications that go beyond the current standard of care for anxiety, depression and other central nervous system (CNS) disorders. Our pipeline includes three CNS product candidates, each with a differentiated potential mechanism of action, favorable safety results observed in all clinical studies to date, and therapeutic potential in multiple CNS markets. We are currently preparing PH94B for a pivotal Phase 3 clinical study as a potential acute treatment of anxiety in adults with social anxiety disorder (SAD), as well as additional nonclinical and clinical studies required to support our U.S. New Drug Application (NDA) for that indication should our Phase 3 clinical program be successful. In addition, we are planning for several small exploratory Phase 2A studies of PH94B in adult patients, including in adjustment disorder, pre-procedural anxiety, postpartum anxiety and post-traumatic stress disorder. PH10 has completed a successful exploratory Phase 2A study for the treatment of major depressive disorder (MDD). We are currently preparing for planned Phase 2B clinical development of PH10 as a potential stand-alone treatment for MDD. In several clinical studies, AV-101 was shown to be orally bioavailable and was well-tolerated. Based on successful preclinical studies involving AV-101 alone and in combination with probenecid, we are currently planning to pursue Phase 1B, and, if successful, subsequent Phase 2A clinical development of AV-101, in combination with probenecid, for treatment of CNS indications involving the N-methyl-D-aspartate receptor (NMDAR). Additionally, our wholly owned subsidiary, Vistastem, Inc., a California corporation (Vistastem), has pluripotent stem cell technology focused on assessing and developing small molecule new chemical entities (NCEs) for our CNS pipeline, or for out-licensing, by utilizing CardioSafe 3D, Vistastem’s customized human heart cell-based cardiac bioassay system. Our goal is to become a biopharmaceutical company that develops and commercializes innovative CNS therapies for multiple large and growing neuropsychiatry and neurology markets worldwide where we believe current treatments are inadequate to meet the needs of millions of patients.

Our Product Candidates

PH94B Nasal Spray for Anxiety Disorders

PH94B is an odorless synthetic rapid-onset pherine nasal spray with therapeutic potential in a wide range of neuropsychiatric indications involving anxiety or phobia. Conveniently self-administered in microgram-level doses without requiring systemic uptake and distribution to achieve its anti-anxiety effects, we are initially developing PH94B as a potential as a fast-acting, non-sedating, non-addictive new generation acute treatment of anxiety in adults with SAD. SAD affects approximately 20 million Americans and, according to the National Institutes of Health (NIH), is the third most common psychiatric condition after depression and substance abuse. A person with SAD feels symptoms of anxiety or fear in certain social situations, such as meeting new people, dating, being on a job interview, answering a question in a classroom or conference room, or having to talk to a cashier in a store. Doing everyday things in front of other people - such as eating, drinking or using a public restroom – may also cause anxiety or fear. A person with SAD may also feel symptoms of fear and anxiety in performance situations, such as giving a lecture, a speech or a presentation to classmates at school, or colleagues at work, as well as playing in a sports game, or dancing or playing a musical instrument on stage.  A person with SAD is afraid that he or she will be humiliated, judged, or rejected.  The fear and anxiety that people with SAD have in social and performance situations is so strong that they feel they are beyond their ability to control. As a result, SAD gets in the way of going to work, attending school, meeting with others socially or doing everyday things in situations with potential for interpersonal interaction. People with SAD may worry about these and other things for weeks before they happen. Sometimes, they end up avoiding places or events where they think they might have to do something that will embarrass or humiliate them or cause them to be judged.  Without treatment, SAD can last for many years or a lifetime and prevent a person from reaching his or her full potential.

Three oral antidepressants are approved by the U.S Food and Drug Administration (FDA) specifically for treatment of SAD. These FDA-approved antidepressants have slow onset of therapeutic effect (often taking many weeks to months), require chronic administration and often cause significant side effects that begin soon after administration. We believe their slow onset of effect, required chronic administration and significant potential side effects and safety concerns may make these FDA-approved oral antidepressants inadequate or inappropriate treatment alternatives for many individuals affected by SAD. Our PH94B is fundamentally different from the oral antidepressants approved by the FDA for treatment of SAD, as well as all current anti-anxiety drugs, such as benzodiazepines prescribed off-label for treatment of SAD.

We believe PH94B-induced anxiolytic effects appear consistent with the modulation of neural circuits involved in the pathogenesis of SAD. Neurons in the limbic amygdala regulate fear and anxiety by modulating inhibitory neurotransmission in other brain regions. A microgram level intranasal dose of PH94B (3.2 micrograms) engages specific nasal chemosensory neurons which activate olfactory bulb neurons (OBNs) on the base of the brain. OBNs send neural connections to neurons in the central limbic amygdala, the brain center where fear and anxiety are regulated, resulting in downstream signaling and rapid-onset anti-anxiety effects. Importantly, PH94B does not require systemic uptake and distribution to produce its rapid-onset anti-anxiety effects. In all clinical studies to date, PH94B has not shown psychological side effects (such as dissociation, euphoria or hallucinations), sedation or other side effects and safety concerns that may be caused by the current oral antidepressants approved by the FDA for treatment of SAD, or by benzodiazepines and beta blockers, which, although not FDA-approved to treat SAD, are often prescribed by psychiatrists and physicians for treatment of SAD on an off-label basis. While oral antidepressants, benzodiazepines and beta blockers require systemic administration to achieve anxiolytic effects, due to its unique pharmacology, PH94B does not require systemic uptake and distribution to achieve its rapid-onset anti-anxiety effects.

In a peer-reviewed, published double-blind, placebo-controlled Phase 2 clinical trial, PH94B was statistically significantly more effective than placebo in reducing both public-speaking anxiety (p=0.002) and social interaction anxiety (p=0.009) in laboratory-simulated challenges of SAD patients, within 15 minutes of their self-administration of a non-systemic 1.6 microgram dose of PH94B.  Based on the results of this Phase 2 study and our recent consensus with the FDA that our initial pivotal Phase 3 study of PH94B may be conducted in a manner substantially similar to the public speaking anxiety component of such Phase 2 study, we are preparing for Phase 3 clinical development of PH94B as an acute treatment of anxiety in adults with SAD. Our goal is to develop and commercialize PH94B as the first FDA-approved, rapid-onset, non-sedating, non-systemic, non-additive acute treatment of anxiety in adults with SAD. We believe PH94B has potential for use on demand to treat symptoms of anxiety which result from often predictable anxiety-provoking stressors, much like a rescue inhaler is used on demand, before an asthma attack or a migraine drug is used before onset of a migraine episode. We also believe PH94B has potential to treat other anxiety-related neuropsychiatric indications, such as adjustment disorder, postpartum anxiety, preprocedural anxiety (e.g., pre-MRI), panic disorder, post-traumatic stress disorder and specific social phobias. In addition to preparing for Phase 3 development of PH94B as a potential acute treatment of anxiety for adults with SAD, we are planning for a series of small exploratory Phase 2A clinical studies of PH94B for treatment of adjustment disorder, postpartum anxiety, post-traumatic stress disorder, and pre-procedural anxiety. The FDA has granted Fast Track designation for development of PH94B for acute treatment of anxiety in adults with SAD, which we believe is the FDA’s first such designation for a drug candidate for SAD.

PH10 Nasal Spray for Depression Disorders and Suicidal Ideation

PH10 is an odorless synthetic pherine nasal spray with potential to be a fast-acting treatment for multiple neuropsychiatric indications involving depression and suicidal ideation. Conveniently self-administered in microgram-level doses without systemic exposure, we are develop PH10 as a potential rapid-onset, stand-alone treatment of MDD.

Depression is a serious medical illness and a global public health concern that can occur at any time over a person's life. While most people will experience depressed mood at some point during their lifetime, MDD is different. MDD is the chronic, pervasive feeling of utter unhappiness and suffering, which impairs daily functioning. Symptoms of MDD include diminished pleasure or loss of interest in activities, changes in appetite that result in weight changes, insomnia or oversleeping, psychomotor agitation, loss of energy or increased fatigue, feelings of worthlessness or inappropriate guilt, difficulty thinking, concentrating or making decisions, and thoughts of death or suicide and attempts at suicide.

The most commonly-prescribed current oral antidepressants are known as selective serotonin reuptake inhibitors (SSRIs), and serotonin-norepinephrine reuptake inhibitors (SNRIs). SSRIs are intended to increase the amount of available serotonin, a neurotransmitter closely linked to mood and anxiety disorders, by inhibiting the reuptake of serotonin in the brain, preventing nerve cells from reabsorbing serotonin and reducing the levels in the brain. This means more serotonin remains available, which can sometimes improve symptoms and make patients more responsive to psychotherapy and other treatments. SNRIs similarly are intended to inhibit the reuptake of serotonin and another neurotransmitter, norepinephrine, and increase the available amounts of each in the brain. Like serotonin, norepinephrine is a neurotransmitter linked to mood.

While these medications can certainly be effective in the right context, it can be a challenge to find the right drug or combination of drugs for a particular patient. About two-thirds of patients with MDD do not respond to their initial treatment with such medications. In addition, it can take many weeks or even months to identify whether an antidepressant is working, all the while leaving a patient to cope with their depression symptoms and the potentially debilitating side effects of the antidepressants they are prescribed.

Due to their long-onset pharmacology, limited efficacy and many side effects and safety concerns, current FDA-approved oral antidepressants available in the multi-billion-dollar global depression market are often inadequate to satisfy the underserved medical needs of millions suffering from the debilitating effects of depression. Inadequate response to current medications is among the key reasons MDD is one of the leading public health concerns in the United States, creating a significant unmet medical need for new agents with fundamentally different mechanisms of action and side effect and safety profiles.

PH10 is a new generation antidepressant with a mechanism of action that is fundamentally different from all current FDA-approved antidepressants. After self-administration, a non-systemic microgram-level dose of PH10 binds to nasal chemosensory receptors that, in turn, activate key neural circuits in the brain that can lead to rapid-onset antidepressant effects, but without the psychological side effects (such as dissociation and hallucinations) or safety concerns that maybe be caused by rapid-onset ketamine-based therapy, including both intravenous ketamine and esketamine nasal spray, or the side effects and safety concerns of current long-onset oral antidepressants. In a small exploratory Phase 2A clinical trial (n=30), PH10, self-administered at a dose of 6.4 micrograms, was well-tolerated and demonstrated statistically significant (p=0.022) rapid-onset antidepressant effects, which were sustained over an 8-week period, as measured by the Hamilton Depression Rating Scale (HAM-D), without side effects or safety concerns that may be caused by ketamine-based therapy and oral antidepressants. Based on positive results from this exploratory Phase 2A study, we are preparing for Phase 2B clinical development of PH10 in MDD, which preparation includes completing two additional preclinical toxicology studies required by the FDA to support our new Investigational New Drug (IND) application for proposed Phase 2B clinical development of PH10 in the U.S. With its favorable safety profile observed during clinical development to date, we believe PH10 has potential for multiple applications in global depression markets, including first as a differentiated stand-alone therapy for MDD.

AV-101, an Oral NMDA Receptor Antagonist for Depression and Neurological Disorders

AV-101 (4-Cl-KYN) targets the NMDAR (N-methyl-D-aspartate receptor), an ionotropic glutamate receptor in the brain. Abnormal NMDAR function is associated with numerous CNS diseases and disorders. AV-101 is an oral prodrug of 7-chloro-kynurenic acid (7-Cl-KYNA), which is a potent and selective full antagonist of the glycine co-agonist site of the NMDAR that inhibits the function of the NMDAR. Unlike ketamine and many other NMDAR antagonists, 7-Cl-KYNA is not an ion channel blocker. At doses administered in all studies to date, AV-101 has exhibited no dissociative or hallucinogenic psychological side effects or safety concerns. With its exceptionally few side effects and favorable safety profile observed in all studies to date, AV-101, in combination with the FDA-approved drug, probenecid, has potential to be a new, differentiated oral treatment for multiple large-market CNS indications where we believe current treatments are inadequate to meet high underserved patient needs. The FDA has granted Fast Track designation for development of AV-101 as both a potential adjunctive treatment for MDD and as a non-opioid treatment for neuropathic pain.

In late-2019, we completed a Phase 2 clinical trial of AV-101 as a potential adjunctive treatment, together with a standard FDA-approved oral SSRI or SNRI, in MDD patients who had an inadequate response to a stable dose of their oral antidepressant (the Elevate Study). Topline results of the Elevate Study (n=199) indicated that the AV-101 treatment arm did not differentiate from placebo on the primary endpoint (change in the Montgomery-Åsberg Depression Rating Scale (MADRS-10) total score compared to baseline), potentially due to sub-therapeutic levels of 7-Cl-KYNA in the brain. As in prior clinical studies, AV-101 was well tolerated, with no psychotomimetic side effects or drug-related serious adverse events.

Our recent discoveries from successful preclinical studies of AV-101 in combination with probenecid, a safe and well-known oral anion transport inhibitor approved by the FDA for treatment of gout, suggest that there is a substantially increased brain concentration of AV-101 and its active metabolite, 7-Cl-KYNA, when AV-101 is given together with probenecid. These surprising effects were first revealed as to AV-101 and 7-Cl-KYNA in our recent preclinical studies, although the effects are consistent with well-documented clinical studies of probenecid’s ability to increase the therapeutic benefits of several classes of FDA-approved drugs that are unrelated to AV-101 and 7-Cl-KYNA, including certain antibacterial, anticancer and antiviral drugs. When probenecid was administered in combination with AV-101 in animal models, substantially increased brain concentrations of AV-101 and 7-Cl-KYNA were discovered.  We also recently identified that some of the same kidney transporters that reduce drug concentrations in the blood, by excretion in the urine, are also found in the blood brain barrier and function to reduce 7-Cl-KYNA levels in the brain by pumping it out of the brain and back into the blood. In our recent preclinical studies with AV-101 and probenecid, we discovered that blocking those transporters in the blood brain barrier with probenecid resulted, as noted above, in a substantially increased brain concentration of 7-Cl-KYNA. This 7-Cl-KYNA efflux-blocking effect of probenecid, with the resulting increased brain levels and duration of 7-Cl-KYNA, suggests the potential impact of AV-101 with probenecid could result in far more profound therapeutic benefits for patients with MDD and other NMDAR-focused CNS disorders than demonstrated in the Elevate Study.

In addition, a Phase 1B target engagement study completed after the Elevate Study by the Baylor College of Medicine (Baylor) with financial support from the U.S. Department of Veterans Affairs (VA), involved 10 healthy volunteer U.S. military Veterans who received single doses of AV-101 (720 mg or 1440 mg) or placebo, in a double-blind, randomized, cross-over controlled trial. The primary goal of the study was to identify and define a dose-response relationship between AV-101 and multiple electrophysiological (EEG) biomarkers related to NMDAR function, as well as blood biomarkers associated with suicidality (the Baylor Study). We believe the findings from the Baylor Study suggest that, in healthy Veterans, the higher dose of AV-101 (1440 mg) was associated with dose-related increase in the 40 Hz Auditory Steady State Response (ASSR), a robust measure of the integrity of inhibitory interneuron synchronization that is associated with NMDAR inhibition. Findings from the Baylor Study were presented at the 58th Annual Meeting of the American College of Neuropsychopharmacology (ACNP) in Orlando, Florida in December 2019.

The Baylor Study and the results of our recent preclinical studies involving AV-101 in combination with probenecid suggest that it may be possible to increase therapeutic concentrations and duration of 7-Cl-KYNA in the brain, and thus increase NMDAR antagonism in MDD patients and individuals suffering from other CNS indications involving abnormal function of the NMDAR, when AV-101 and probenecid are combined. We are currently preparing for Phase 1B clinical development of AV-101 in combination with probenecid.

Vistastem Therapeutics – Stem Cell Technology for Drug Rescue, Cell Therapy and Regenerative Medicine

In addition to our current CNS drug candidates, our wholly-owned subsidiary, Vistastem, Inc. (Vistastem) has developed stem cell technology-based, pipeline-enabling capabilities involving application of human pluripotent stem cell (hPSC) technologies. Vistastem’s customized cardiac bioassay system, CardioSafe 3D, has been developed to discover and develop small molecule New Chemical Entities (NCEs) for our CNS pipeline or out-licensing. In addition, Vistastem’s stem cell technologies involving hPSC-derived blood, cartilage, heart and liver cells have multiple potential applications in the cell therapy (CT) and regenerative medicine (RM) fields.

To advance potential CT and RM applications of Vistastem’s hPSC technologies related to heart cells, we licensed to BlueRock Therapeutics LP, a next generation CT/RM company formed jointly by Bayer AG and Versant Ventures and acquired by Bayer AG in 2019, rights to develop and commercialize certain proprietary technologies relating to the production of cardiac stem cells for the treatment of heart disease. As a result of its acquisition of BlueRock Therapeutics in 2019, Bayer AG now holds such rights (the Bayer Agreement).  Vistastem retains all rights to such technologies to discover and develop small molecule NCEs and certain other applications not licensed pursuant to the Bayer Agreement. In a manner similar to the Bayer Agreement, we may pursue additional Vistastem collaborations involving rights to develop and commercialize its hPSC technologies for production of blood, cartilage, and/or liver cells for CT and RM applications, including, among other indications, treatment of arthritis, cancer and liver disease.

Corporate Information

Vistagen Therapeutics, Inc., a Nevada corporation, is the parent of Vistastem, Inc., a wholly owned California corporation founded in 1998. Our principal executive offices are located at 343 Allerton Avenue, South San Francisco, California 94080, and our telephone number is (650) 577-3600. Our website address is www.vistagen.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Securities Offerings under Prior Registration Statements

Series A1 Warrants

On August 31, 2017, we entered into an underwriting agreement with Oppenheimer & Co. Inc., relating to the issuance and sale (the September 2017 Public Offering) of 1,371,430 shares of our common stock and warrants to purchase an aggregate total of 1,892,572 shares of our common stock, consisting of Series A1 Warrants to purchase up to 1,388,931 shares of common stock and Series A2 Warrants to purchase up to 503,641 shares of common stock (the Series A1 Warrants and Series A2 Warrants are collectively referred herein as the Warrants). Each share of common stock was sold together with 1.0128 Series A1 Warrants, each whole Series A1 Warrant to purchase one share of common stock, and 0.3672 of a Series A2 Warrant, each whole Series A2 Warrant to purchase one share of common stock, at a public offering price of $1.75 per share and related Warrants.

Each Series A1 Warrant became exercisable six months following the date of issuance, while the Series A2 Warrants were immediately exercisable. The Warrants have an exercise price of $1.82 per whole share, and expire five years from the date first exercisable. In December 2017 and January 2018, all of the Series A2 Warrants were exercised at the reset exercise price resulting from a subsequent public offering of shares of our common stock and warrants completed in December 2017, from which we received nominal cash proceeds. As of the date of this prospectus, all Series A1 Warrants offered and sold in the September 2017 Public Offering remain outstanding.

Series D Convertible Preferred Stock

On December 17, 2020, in connection with the December 2020 Public Offering, as defined below, our Board of Directors (our Board) authorized the creation of a series of up to 2.0 million shares of Series D Convertible Preferred Stock, par value $0.001 (Series D Preferred), which became effective with the filing of a Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock with the Secretary of State of the State of Nevada on December 21, 2020.

On December 18, 2020, we entered into an underwriting agreement (the December 2020 Underwriting Agreement) pursuant to which we sold, in an underwritten public offering (the December 2020 Public Offering), 63.0 million shares of our common stock at a public offering price of $0.92 per share and 2.0 million shares of Series D Preferred at a public offering price of $21.16 per share, resulting in gross proceeds to us of $100 million. Net proceeds to us from the securities sold in the December 2020 Public Offering, after deducting underwriting discounts and commissions and offering expenses payable by us, were approximately $93.6 million.

Each whole share of Series D Preferred is initially convertible into 23 shares of our common stock, or an aggregate of 46.0 million shares of our common stock (the Series D Conversion Shares), at any time at the option of the holder; provided, that the Series D Preferred was not convertible until the effective date of the Charter Amendment (defined below); and provided further, that the holders of Series D Preferred will be prohibited, subject to certain exceptions, from converting such shares of Series D Preferred into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ prior notice to us.

Charter Amendment

On March 5, 2021, at a virtual special meeting of stockholders of the Company, stockholders approved an amendment to our Restated Articles of Incorporation, as amended (our Charter), to increase the number of shares of common stock authorized for potential future issuance from 175 million to 325 million shares (the Charter Amendment). We filed a certificate of amendment with the Secretary of State of the State of Nevada to effect the Charter Amendment on March 5, 2021.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, our Quarterly Reports on Form 10-Q for the periods ended June 30, 2020, September 30, 2020 and December 31, 2020, and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition;

●	the availability of capital to satisfy our working capital requirements;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	our plans to develop and commercialize our any of our current product candidates;

●

our ability to initiate and complete our clinical trials and to advance our product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

●	regulatory developments in the United States and foreign countries;

●

the performance of our third-party contractors involved with the manufacture and production of our drug candidates for nonclinical and clinical development activities, contract research organizations and other third-party nonclinical and clinical development collaborators and regulatory service providers;

●	our ability to obtain and maintain intellectual property protection for our core assets;

●	the size of the potential markets for our product candidates and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidates for any indication once approved;

●	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

●	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators;

●	our ability to comply with Nasdaq continued listing standards;

●	our ability to continue as a going concern; and

●

other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and those described under Part II, Item 1A, “Risk Factors,” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” sections in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, that we believe could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for research and development expenses associated with continuing development of PH94B, PH10, AV-101, Vistastem’s drug rescue activities focused on potential drug candidates to expand our CNS pipeline or out-licensing opportunities, proof of principle studies with respect to potential CT and RM applications of Vistastem’s stem cell technology involving blood, cartilage and liver cells, and for other working capital and capital expenditures. We may also use the net proceeds from the sale of the securities under this prospectus to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so.

Pending other uses, we intend to invest our proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our authorized capital stock consists of 325.0 million shares of common stock, $0.001 par value per share, and 10.0 million shares of preferred stock, $0.001 par value per share. The following is a description of our common stock and certain provisions of our Charter, and our amended and restated bylaws, and certain provisions of Nevada law.

As of March 10, 2021, there were issued and outstanding, or reserved for issuance:

●	143,762,996 shares of common stock held by approximately 25,000 stockholders of record;

●	750,000 shares of common stock reserved for issuance upon conversion of 500,000 shares our Series A Preferred held by one institutional investor and one accredited individual investor;

●	1,131,669 shares of common stock reserved for issuance upon conversion of 1,131,669 shares of our Series B Preferred held by one institutional investor;

●	2,318,012 shares of common stock reserved for issuance upon conversion of 2,318,012 shares of our Series C Preferred held by one institutional investor;

●	46,000,000 shares of common stock reserved for issuance upon conversion of 2,000,000 shares of our Series D Preferred held by 23 institutional investors;

●

19,437,532 shares of common stock that have been reserved for issuance upon exercise of outstanding warrants, with a weighted average exercise price of $1.77 per share, including up to 1,371,430 shares of common stock issuable upon exercise of the Series A1 Warrants;

●

7,643,088 shares of common stock reserved for issuance upon exercise of outstanding stock options under our Amended and Restated 2016 Stock Incentive Plan, with a weighted average exercise price of $1.41 per share;

●

6,700,000 shares of common stock reserved for issuance upon exercise of outstanding stock options under our 2019 Omnibus Equity Incentive Plan, with a weighted average exercise price of $1.22 per share, and

●	2,168,158 shares of common stock reserved for future issuance in connection with future grants under our 2019 Omnibus Equity Incentive Plan.

We may elect or be required to amend our Charter to increase the number of shares of common stock authorized for issuance prior to completing sales of shares of our common stock, or securities convertible and/or exchangeable into shares of our common stock described in this prospectus and/or any accompanying prospectus supplement.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Charter and our Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

Each holder of our common stock is entitled to cast one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for election of directors is not allowed under our Charter, which means that a plurality of the shares voted can elect all of the directors then outstanding for election. Except as otherwise provided under Nevada law or our Charter and Bylaws, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available, if our Board, in its discretion, determines to issue a dividend, and only at the times and in the amounts that our Board may determine. Our Board is not obligated to declare a dividend. We have not paid any dividends in the past and we do not intend to pay dividends in the foreseeable future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not subject to conversion, redemption, sinking fund or similar provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Charter, and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 10.0 million shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Outstanding Series of Preferred Stock

Currently, there are four series of our preferred stock outstanding- Series A Convertible Preferred Stock, Series B 10% Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock. The rights and preferences associated with each series are summarized below.

Series A Preferred

General

In December 2011, our Board authorized the creation of a series of up to 500,000 shares of Series A Preferred, par value $0.001 (Series A Preferred).  Each restricted share of Series A Preferred is currently convertible at the option of the holder into one and one-half restricted shares of our common stock.  The Series A Preferred ranks prior to the common stock for purposes of liquidation preference.

Conversion and Rank

At March 10, 2021, there were 500,000 shares of Series A Preferred outstanding, which shares are currently subject to beneficial ownership blockers and are exchangeable at the option of the holders into an aggregate of 750,000 shares of our common stock. The Series A Preferred ranks prior to our common stock for purposes of liquidation preference.

Conversion Restriction

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 9.99% of all of the common stock outstanding at such time; provided, however, that this limitation may be waived upon sixty-one (61) days’ notice to us.

Dividend Rights

The Series A Preferred has no separate dividend rights. However, whenever our Board declares a dividend on our common stock, each holder of record of a share of Series A Preferred, or any fraction of a share of Series A Preferred, on the date set by the Board to determine the owners of the common stock of record entitled to receive such dividend (Record Date) shall be entitled to receive out of any assets at the time legally available therefor, an amount equal to such dividend declared on one share of common stock multiplied by the number of shares of common stock into which such share, or such fraction of a share, of Series A Preferred could be exchanged on the Record Date.

Voting Rights

The Series A Preferred has no voting rights, except with respect to transactions upon which the Series A Preferred shall be entitled to vote separately as a class. The common stock into which the Series A Preferred is exchangeable shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our common stock.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our affairs, after payment or provision for payment of our debts and other liabilities, the holders of Series A Preferred then outstanding shall be entitled to receive, out of our assets, if any, an amount per share of Series A Preferred calculated by taking the total amount available for distribution to holders of all of our outstanding common stock before deduction of any preference payments for the Series A Preferred, divided by the total of (x), all of the then outstanding shares of our common stock, plus (y) all of the shares of our common stock into which all of the outstanding shares of the Series A Preferred can be exchanged before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series B Preferred

General

In July 2014, our Board authorized the creation of a class of Series B Preferred Stock, par value $0.001 (Series B Preferred). In May 2015, we filed a Certificate of Designation of the Relative Rights and Preferences of the Series B 10% Preferred Stock of Vistagen Therapeutics, Inc. (Certificate of Designation) with the Nevada Secretary of State to designate 4.0 million shares of our authorized preferred stock as Series B Preferred.

Conversion

Each share of Series B Preferred is convertible, at the option of the holder (Voluntary Conversion), into one (1) share of the Company’s common stock. All outstanding shares of Series B Preferred are also automatically convertible into common stock (Automatic Conversion) upon the closing or effective date of any of the following transactions or events: (i) a strategic transaction involving AV-101 with an initial up front cash payment to the Company of at least $10.0 million; (ii) a registered public offering of Common Stock with aggregate gross proceeds to the Company of at least $10.0 million; or (iii) for 20 consecutive trading days the Company’s Common Stock trades at least 20,000 shares per day with a daily closing price of at least $12.00 per share; provided, however, that Automatic Conversion and Voluntary Conversion are subject to certain beneficial ownership blockers set forth in Section 6 of the Certificate of Designation.

Following the completion of our $10.9 million underwritten public offering of our common stock in May 2016, which public offering occurred concurrently with and facilitated our listing on the Nasdaq Capital Market, approximately 2.4 million shares of Series B Preferred were converted automatically into approximately 2.4 million shares of our common stock pursuant to the Automatic Conversion provision. At March 10, 2021, there were 1,131,669 shares of Series B Preferred outstanding, which shares are currently subject to beneficial ownership blockers and are exchangeable at the option of the respective holders by Voluntary Conversion, or pursuant to Automatic Conversion to the extent not otherwise subject to beneficial ownership blockers, into an aggregate of 1,131,669 shares of our common stock.

Conversion Restriction

At no time may a holder of shares of Series B Preferred convert shares of the Series B Preferred, either by Voluntary Conversion or Automatic Conversion, if the number of shares of common stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the common stock outstanding at such time; provided, however, that this limitation may be waived upon sixty-one (61) days’ notice to us.

Rank

The Series B Preferred ranks prior to our common stock, and pari passu with the Series A Preferred for purposes of liquidation preference.

Dividend Rights

Prior to either a Voluntary Conversion or Automatic Conversion, shares of Series B Preferred will accrue dividends, payable only in unregistered common stock, at a rate of 10% per annum (the Accrued Dividend) on the stated value of the Series B Preferred ($7.00 per share). The Accrued Dividend will be payable on the date of either a Voluntary Conversion or Automatic Conversion solely in that number of shares of Common Stock equal to the Accrued Dividend.

Voting Rights

The Series B Preferred has no voting rights, except with respect to transactions upon which the Series B Preferred shall be entitled to vote separately as a class. The common stock into which the Series B Preferred shall be exchangeable shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our common stock.

Liquidation Rights

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred are entitled to receive out of the Company’s assets, whether capital or surplus, an amount equal to the stated value of the Series B Preferred ($7.00 per share), plus any accrued and unpaid dividends thereon, before any distribution or payment shall be made to the holders of any junior securities, including holders of our common stock. If the assets of the Company are insufficient to pay, in full, such amounts, then the entire assets to be distributed to the holders of the Series B Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Series C Preferred

General

In January 2016, our Board authorized the creation of and, accordingly, we filed a Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of Vistagen Therapeutics, Inc. (the Series C Preferred Certificate of Designation) with the Nevada Secretary of State to designate 3.0 million shares of our preferred stock, par value $0.001 per share, as Series C Convertible Preferred Stock (Series C Preferred).

Conversion and Rank

At March 10, 2021, there were 2,318,012 shares of Series C Preferred outstanding, which shares of Series C Preferred are currently subject to beneficial ownership blockers and are exchangeable at the option of the holder into 2,318,012 shares of our common stock. The Series C Preferred ranks prior to our common stock for purposes of liquidation preference, and pari passu with the Series A Preferred and Series B Preferred.

Conversion Restriction

At no time may a holder of shares of Series C Preferred convert shares of the Series C Preferred if the number of shares of common stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the common stock outstanding at such time; provided, however, that this limitation may be waived upon sixty-one (61) days’ notice to us.

Dividend Rights

The Series C Preferred has no separate dividend rights. However, whenever our Board declares a dividend on our common stock, each holder of record of a share of Series C Preferred, or any fraction of a share of Series C Preferred, on the Record Date set by the Board to determine the owners of the common stock of record entitled to receive such dividend shall be entitled to receive out of any assets at the time legally available therefor, an amount equal to such dividend declared on one share of common stock multiplied by the number of shares of common stock into which such share, or such fraction of a share, of Series C Preferred could be exchanged on the Record Date.

Voting Rights

The Series C Preferred has no voting rights, except with respect to transactions upon which the Series C Preferred shall be entitled to vote separately as a class. The common stock into which the Series C Preferred is exchangeable shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our common stock.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our affairs, after payment or provision for payment of our debts and other liabilities, the holders of Series C Preferred then outstanding shall be entitled to receive, out of our assets, if any, an amount per share of Series C Preferred calculated by taking the total amount available for distribution to holders of all of our outstanding common stock before deduction of any preference payments for the Series C Preferred, divided by the total of (x), all of the then outstanding shares of our common stock, plus (y) all of the shares of our common stock into which all of the outstanding shares of the Series C Preferred can be exchanged before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series D Preferred

In connection with the December 2020 Public Offering, on December 21, 2020, we filed the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock (the Series D COD) with the Secretary of State of the State of Nevada to establish the terms, rights, obligations and preferences of the Series D Preferred Stock. The Series D COD became effective upon the filing with the Secretary of State of the State of Nevada. The Series D COD designates 2,000,000 shares as Series D Convertible Preferred Stock, par value $0.001 per share (Series D Preferred).

Rank

The shares of Series D Preferred rank: (i) senior to all of our common stock until the date of the Charter Amendment; (ii) senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series D Preferred; (iii) on parity to all shares of our Series A Preferred, Series B Preferred and Series C Preferred; (iv) on parity to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series D Preferred; and (v) junior to any class or series of the Company’s capital stock thereafter created specifically ranking by its terms senior to the Series D Preferred, in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

Conversion

Each whole share of Series D Preferred is initially convertible into 23 shares of common stock at any time at the option of the holder (the Series D Conversion Shares); provided, that the Series D Preferred will not be convertible prior to the date on which the Company receives stockholder approval and upon effectiveness of the Charter Amendment; and provided further, that the holders of Series D Preferred will be prohibited, subject to certain exceptions, from converting such shares of Series D Preferred into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us.

As noted above, our stockholders approved the Charter Amendment at a virtual special meeting of stockholders on March 5, 2021, and the Charter Amendment was filed with the State of Nevada and became effective on the same date.

Liquidation Rights

Prior to approval and effectiveness of the Charter Amendment, each holder of shares of Series D Preferred was entitled to receive, in preference to any distributions of any of our assets or surplus funds to the holders of common stock and any of our securities that by their terms are junior to the Series D Preferred and pari passu with any distribution to the holders of any securities having (by their terms) parity with the Series D Preferred, an amount equal to $0.001 per share of Series D Preferred, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of common stock or any of our securities that by their terms are junior to the Series D Preferred. If, upon any such liquidation, dissolution or winding up of the Company, our assets shall be insufficient to pay the holders of shares of the Series D Preferred the amount required under the preceding sentence, then all of our remaining assets shall be distributed ratably to holders of the shares of the Series D Preferred and any securities having (by their terms) parity with the Series D Preferred. After such preferential payment, each holder of shares of Series D Preferred shall be entitled to participate pari passu with the holders of common stock (on an as-converted basis, without regard to the 9.99% beneficial ownership limitation) and any securities having (by their terms) parity with the Series D Preferred, including the Series A Preferred, the Series B Preferred Stock and the Series C Preferred, in the remaining distribution of our net assets available for distribution.

Following the approval and effectiveness of the Charter Amendment on March 5, 2021, the Series D Preferred now has no liquidation preference.

Dividend Rights

Shares of the Series D Preferred Stock are entitled to receive any dividends payable to holders of common stock on an as-converted-to-common-stock basis.

Voting Rights

Following the approval and effectiveness of the Charter Amendment on March 5, 2021, the affirmative vote of holders of a majority of the then-outstanding shares of Series D Preferred will be required before we can: (a) amend, alter, modify or repeal (whether by merger, consolidation or otherwise) the Series D COD, our Charter and our Bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of, the Series D Preferred; (b) issue further shares of Series D Preferred or increase or decrease (other than by conversion) the number of authorized shares of Series D Preferred; or (c) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the requisite holders.

Redemption

We are not obligated to redeem or repurchase any shares of Series D Preferred. Shares of Series D Preferred will not otherwise be entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Registration of Series D Conversion Shares

The Series D Conversion Shares were previously registered pursuant to a prospectus supplement filed with the SEC on December 18, 2020 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the Securities Act), which supplemented the Company’s effective shelf registration statement on Form S-3 (File No. 333-234025), originally filed with the SEC on September 30, 2019 and declared effective on October 8, 2019. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the Series D Conversion Shares will be registered pursuant to this registration statement.

Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we may issue the warrants under a warrant agreement, which, if applicable, we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

●

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If a holder complies with the procedures described above, such warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the common stock or preferred stock purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to the holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Series A1 Warrants

As described above, we have issued Series A1 Warrants to purchase up to 1,388,931 shares of our common stock at an exercise price of $1.82 per share, which warrants expire on or about March 7, 2023. The Series A1 Warrants Shares that may become issuable from time to time upon the exercise of the Series A1 Warrants are being offered pursuant to this prospectus. For more information, see “Registration of Series A1 Warrants and Series A1 Warrant Shares” below.

Duration and Exercise Price: The Series A1 Warrants are exercisable for a five-year period commencing on or about March 7, 2018, and have an exercise price of $1.82 per share.

Exercisability: Each of Series A1 Warrant may be exercised, in whole or in part, by delivering to the Company a written notice of election to exercise the applicable Series A1 Warrant and delivering to the Company cash payment of the exercise price, if applicable. The exercise price and the number of shares of our common stock issuable upon exercise of the Series A1 Warrants is subject to adjustment in the event of certain subdivisions and combinations, including by any stock split or reverse stock split, stock dividend, recapitalization or otherwise.

Cashless Exercise: If, at any time during the term of the Series A1 Warrants, the issuance or resale of shares of our common stock upon exercise of the Series A1 Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Series A1 Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A1 Warrants. Shares issued pursuant to a cashless exercise would be deemed to have been issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and the shares of common stock issued upon such cashless exercise would take on the characteristics of the Series A1 Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Series A1 Warrants.

Adjustment Provisions: The exercise price and the number and type of securities purchasable upon exercise of the Series A1 Warrants are subject to adjustment upon certain corporate events, including certain subdivisions, combinations and similar events  If we declare any dividend or distribution of assets (including cash, stock or other securities, evidence of indebtedness, purchase rights or other property), each holder of a Series A1 Warrant will be entitled to participate in such distribution to the same extent that the holder would have participated had the applicable Series A1 Warrant been exercised immediately before the record date for the distribution.

Transferability: Subject to applicable laws, the Series A1 Warrants may be offered for sale, sold, transferred or assigned without our consent. However, as of the date of this prospectus there is no established trading market for the Series A1 Warrants and it is not expected that a trading market for the Series A1 Warrants will develop in the future. Without an active trading market, the liquidity of the Series A1 Warrants will be limited.

Listing: We have not and will not apply to list the Series A1 Warrants on Nasdaq Capital Market. We do not intend to list the Series A1 Warrants on any securities exchange or other quotation system. Without an active market, the liquidity of the Series A1 Warrants will be limited.

Rights as a stockholder: Except as set forth in the Series A1 Warrants or by virtue of such holders’ ownership of shares of our common stock, the holders of the Series A1 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Series A1 Warrants.

Limitations on Exercise: The exercise of the Series A1 Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the Series A1 Warrants) more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately after giving effect to the exercise.

Fundamental Transactions: In the event of certain fundamental transactions, as described in the Series A1 Warrants and generally including any merger or consolidation with or into another entity, the holders of the Series A1 Warrants shall thereafter have the right to exercise the applicable Series A1 Warrant for the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the Series A1 Warrant. In the event of a Change of Control (as defined in the Series A1 Warrants) (other than a Change of Control which was not approved by our Board, as to which this right shall not apply), at the request of the holder delivered before the 30th day after such Change of Control, a holder of a Series A1 Warrant will have the right to require us or any successor entity to purchase the holder’s Series A1 Warrant for the Black-Scholes Value of the remaining unexercised portion of the Series A1 Warrant on the effective date of such Change of Control (determined in accordance with a formula specified in the Series A1 Warrants), payable in cash; provided, that if the applicable Change of Control was not approved by our Board, such amount shall be payable, at our option in either (x) shares of our common stock or the consideration receivable by holders of common stock in the Change of Control transaction, as applicable, valued at the value of the consideration received by the shareholders in such Change of Control, or (y) cash.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitation on exercise described in the Series A1 Warrants, each holder of a Series A1 Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the Series A1 Warrant immediately prior to the record date for the distribution.

Registration of Series A1 Warrants and Series A1 Warrant Shares. The Series A1 Warrants and the Series A1 Warrant Shares were previously registered pursuant to a prospectus supplement filed with the SEC on August 31, 2017 pursuant to Rule 424(b)(5) under the Securities Act, and pursuant to the Company’s effective shelf registration statements on Form S-3 (File Nos. 333-215671 and 333-234025) (the Prior Registration Statements), which were originally filed with the Securities and Exchange Commission (the SEC) on January 23, 2017 and September 30, 2019, respectively, and declared effective by the SEC on July 27, 2017 and October 8, 2019, respectively. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the Series A1 Warrant Shares will be registered pursuant to this registration statement.

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF NEVADA LAW AND

OUR CHARTER AND BYLAWS

Transactions with Interested Persons

Under the Nevada Revised Statutes (the NRS) a transaction with the Company (i) in which a Company director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of the Company’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:

●

the fact of the common directorship, office or financial interest is known to our Board or a committee of our Board and a majority of disinterested directors on the Board (or on the committee) authorize, approved or ratify the transaction in good faith;

●

the fact of the common directorship, office or financial interest is known to the stockholders and stockholders holding a majority of the shares, including shares held by the common or interested directors or officers, authorize, approve or ratify the transaction in good faith;

●	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the Board for action; or

●	the transaction is fair to the Company at the time it is authorized or approved.

Anti-Takeover Provisions

Our Charter and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.

Combination with Interested Stockholders Statute

Sections 78.411 to 78.444 of the NRS, which apply to any Nevada corporation which has at least 200 stockholders of record and is publicly traded, including us, prohibits an “interested stockholder” from entering into specified types of business “combinations” with the Nevada corporation for two years, unless certain conditions are met. A “combination” includes:

●

any merger of the corporation or any subsidiary of the corporation with an “interested stockholder,” or any other entity, whether or not itself an “interested stockholder,” which is, or after and as a result of the merger would be, an affiliate or associate of an “interested stockholder;”

●

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction, or a series of transactions, to or with an “interested stockholder” or any affiliate or associate of an “interested stockholder,” of assets of the corporation or any subsidiary:

i.	having an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s assets, determined on a consolidated basis;
ii.	having an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or
iii.	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation; or

●

the issuance or transfer by the corporation or any subsidiary, of any shares of the corporation or any subsidiary to an “interested stockholder” or any affiliate or associate of an “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation;

●

the adoption of any plan, or proposal for the liquidation or dissolution of the corporation, under any agreement, arrangement or understanding, with the “interested stockholder,” or any affiliate or associate of the “interested stockholder;”

●	if any of the following actions occurs

i.

a reclassification of the corporation’s securities, including, without limitation, any splitting of shares, share dividend, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

ii.	recapitalization of the corporation;
iii.	merger or consolidation of the corporation with any subsidiary; or
iv.	any other transaction, whether or not with or into or otherwise involving the interested stockholder,

●

under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; or

●

any receipt by an “interested stockholder” or any affiliate or associate of an “interested stockholder,” except proportionately as a stockholder of the corporation, of the benefit of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation.

An “interested stockholder” is a person who is:

●	directly or indirectly, the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●

an affiliate or associate of the corporation, which at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the Combinations with Interested Stockholders Statute applies may not engage in a “combination” within two years after the interested stockholder first became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder, or (ii)(a) the combination is approved by the board of directors and (b) at or after that time, the combination is approved at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the stockholders representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. If this approval is not obtained, the combination may be consummated after the two year period expires if either (i)(a) the combination or transaction by which the person first became an interested stockholder is approved by the board of directors before such person first became an interested stockholder, (b) the combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (c) the combination otherwise meets the requirements of the Combination with Interested Stockholders statute. Alternatively, a combination with an interested stockholder engaged in more than 2 years after the date the person first became an interested stockholder may be permissible if the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of common stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the completion of the combination, except in limited circumstances, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation.

Acquisition of Controlling Interest Statute

In addition, Nevada’s “Acquisition of Controlling Interest Statute,” prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. Sections 78.378 to 78.3793 of the NRS only apply to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, that do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect ten days following the acquisition of a controlling interest by an acquiror do not prohibit its application.

We do not intend to “do business” in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Further, our Bylaws contain a specific opt out from the statute. Therefore, we believe it is unlikely that this statute will apply to us. The statute specifies three thresholds:

●	at least one-fifth but less than one-third;

●	at least one-third but less than a majority; and

●	a majority or more, of the outstanding voting power.

Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold (or within 90 days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

Our Charter and our Bylaws, as do not currently permit us to redeem an acquiror’s shares under these circumstances. The Acquisition of Controlling Interest Statute also provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenter’s rights proceeding pursuant to Chapter 92A of the NRS.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

the name or names of any underwriters or agents, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the Exchange Act). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Woodburn and Wedge, of Reno, Nevada.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus. The report for Vistagen Therapeutics, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended March 31, 2020, filed on June 29, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 13, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 12, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed on February 11, 2021;

●

our Definitive Proxy Statement on Schedule 14A, filed on July 27, 2020 (solely with respect to information required by Part III of our Annual Report on Form 10-K for the year ended March 31, 2020, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended March 31, 2020);

●	our Current Report on Form 8-K, filed on April 3, 2020;

●	our Current Report on Form 8-K, filed on April 27, 2020;

●	our Current Report on Form 8-K, filed on June 26, 2020;

●	our Current Report on Form 8-K, filed on August 6, 2020;

●	our Current Report on Form 8-K, filed on September 18, 2020;

●	our Current Report on Form 8-K, filed on October 13, 2020;

●	our Current Report on Form 8-K, filed on December 1, 2020;

●	our Current Report on Form 8-K, filed on December 22, 2020;

●	our Current Report on Form 8-K, filed on January 6, 2021;

●	our Current Report on Form 8-K, filed on February 2, 2021;

●	our Current Report on Form 8-K, filed on March 5, 2021; and

●

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on May 3, 2016, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94080

(650) 577-3600

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

15,010,810 Shares of Common Stock and

Pre-Funded Warrants to Purchase 3,577,240 Shares of Common Stock

Tranche 1 Warrants to Purchase 9,294,022 Shares of Common Stock

Tranche 2 Warrants to Purchase 11,265,086 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Stifel	William Blair

October 2, 2023